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                                                                       Exhibit 1

                                    AGREEMENT

     THIS AGREEMENT, dated as of June 23, 1996, is made by and between Microtek Medical, Inc., a Delaware corporation ("MMI"), and [Name of Stockholder] (the "Stockholder").

     Simultaneously herewith, MMI and Isolyser Company, Inc. ("ICI") are parties to an Agreement and Plan of Merger, dated as of March 15, 1996 and amended as of the date hereof (the "Merger Agreement"), pursuant to which a subsidiary of ICI has agreed, subject to certain terms and conditions, to merge into MMI (the "Merger"). The Stockholder is a member of the board of directors and an executive officer of ICI and has voting power with respect to the number of shares (the "Shares") of Common Stock, $.001 par value ("Common Stock"), of ICI set forth by the Stockholder's signature hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

     At the request of and for the benefit of ICI and the other holders of shares of ICI's Common Stock and in order to induce MMI to amend the Merger Agreement and to provide reasonable assurances that the transactions contemplated by the Merger Agreement will be consummated, the Stockholder is required to make certain agreements regarding the Shares, upon the terms and subject to the conditions set forth below.

     Accordingly, the parties hereto agree as follows:

     1. VOTING OF SHARES. The Stockholder hereby appoints MMI his proxy, with full power of substitution and revocation, for and in the name, place and stead of the Stockholder, to vote upon and act with respect to all of the Shares standing in the name of the Stockholder or with respect to which the Stockholder is entitled to vote and act at the ICI stockholders' meeting referenced in
Section 5.8 of the Merger Agreement, or at any adjournment thereof, and the Stockholder directs that his proxy be voted in favor of the issuance of shares of Common Stock to consummate the Merger as contemplated by Section 2.1 of the Merger Agreement. The Stockholder hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to the Shares and hereby ratifies and confirms all that said proxy, its substitutes, or any of them, may lawfully do by virtue hereof. This proxy shall be irrevocable and shall survive the death, disability or bankruptcy of the Stockholder. Notwithstanding the foregoing, this proxy shall be subject to revocation and of no further force or effect in the event that the Merger Agreement is terminated.

     2. REPRESENTATION AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to MMI that:

     (a) The Stockholder is the sole record and beneficial owner of the number of Shares listed opposite such Stockholder's signature hereto; no person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, of such Shares. Other than this Agreement and the Merger Agreement, there



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is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of such Stockholder's Shares, any interest therein or any rights with respect thereto, or relates to the voting, disposition or control of such Shares, or (ii) obligates such Stockholder to grant, offer or enter into any of the foregoing. The representations set forth herein are, however, subject to any violations thereof which would occur by reason of any of the Shares having been or being pledged under standard pledge or margin accounts.

     (b) The Stockholder has the full right, power, authority and legal capacity to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     3. REPRESENTATIONS AND WARRANTIES OF MMI. MMI represents and warrants that:

     (a) It has the corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     (b) It has taken all corporate action necessary to authorize its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and that this Agreement has been duly and validly executed and delivered by MMI and constitutes a valid and binding obligation of MMI.

     4. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns. This Agreement shall not be binding upon any successor beneficial owner of the Shares.

     5. INJUNCTIVE RELIEF; REMEDIES CUMULATIVE. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party or parties upon the breach by any other party of such covenants and agreements, the non-breaching party or parties shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements. No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.


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     6.   GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the law of conflicts of laws thereof.

     7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


                              MICROTEK MEDICAL, INC.


                              By:_____________________________________


                              ________________________________________
                              [Name of Stockholder: to be signed exactly as name appears on certificates]


                              No. of Shares:  ________________________






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